CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and the incorporation by reference in the Registration Statement on Form S-8 of e-Auction Global Trading Inc. of (I) our Report of Independent Accountants, dated February 1, 2000, relating to the financial statements of e-Auction Global Trading Inc. for the twelve (12 month period ending December 31, 1999 and (ii) our Report of Independent Accountants dated December 17, 1999 for the period from June 2, 1998 to December 31, 1998, both appearing in the Prospectus, which is part of the Form 10-SB/A Registration Statement of e-Auction filed September 29, 2000.

                                                   "DALE, MATHESON, CARR-HILTON"

VANCOUVER, B.C.                                     CHARTERED ACCOUNTANTS
NOVEMBER 7, 2000